As filed with the Securities and Exchange Commission on May 9, 2012
                                                   Registration No. 333-



                  UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                     FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933



                     JOURNAL OF RADIOLOGY, INC.
           (Exact name of registrant as specified in its charter)

          Nevada                                       27-0491634
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)



2230 Michigan Avenue                                            90404
Santa Monica, California                                 (Zip Code)
(Address of principal executive offices)


                        JOURNAL OF RADIOLOGY, INC.
                      May 2012 Stock Option Plan
                         (Full title of the plans)

Aaron Shrira                                          Copy to:
Principal Executive Officer                   Peter J. Gennuso, Esq.
 JOURNAL OF RADIOLOGY, INC.             THOMPSON HINE LLP
2230 Michigan Avenue                            335 Madison Avenue, 12th Floor
Santa Monica, California 90404                   New York, NY 10017
(310) 460-7303                                       (212) 908-3958
(Name, address and telephone number of agent for service)






Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer []       Non-accelerated filer  []
Accelerated filer []             Smaller reporting company [X]


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                      CALCULATION OF REGISTRATION FEE

Title of       Amount        Proposed Maximum Proposed Maximum     Amount of
Securities to  to be         Offering Price   Registered Aggregate Registration
be Registered  Registered(1) per Share(2)     Offering Price (1)   Fee
-------------- -----------   ---------------  -------------------- ------------
Common Stock,
$0.001 par
value          30,000,000       $ 2.00        $ 60,000,000           $ 6,876
Total
Registration
Fee            30,000,000       $ 2.00        $ 60,000,000           $ 6,876


(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Act"), this registration statement shall be deemed to cover additional securities that may be offered and sold as a result of anti-dilution provisions described in the above-referenced plan. .

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(C) on the basis of the average of the high and low prices of the common stock of the Registrant as traded in the over-the-counter market and reported on the OTC Electronic Bulletin Board of the National Association of Securities Dealers on May 7, 2012

 EXPLANATORY NOTE

This Registration Statement on Form S-8 (the "Registration Statement") is filed by Journal of Radiology, Inc., a Nevada corporation (the "Company" or the "Registrant"), and the May 2012 Stock Option Plan (the "Plan") relating to 30,000,000 shares of its Common Stock, par value $0.001 per share (the "Common Stock"), to be offered and sold to accounts of eligible persons of the Company under the Plan.

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                    ----------------------------------------

                               TABLE OF CONTENTS

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        Item 1. Plan Information.......................................4

        Item 2. Registrant Information and Employee
                Program Annual Information.............................4
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        Item 3. Incorporation of Documents by Reference................4

        Item 4. Description of Securities..............................4

        Item 5. Interests of Named Experts and Counsel.................4

        Item 6. Indemnification of Directors and Officers..............5

        Item 7. Exemption from Registration Claimed....................6

        Item 8. Exhibits...............................................6

        Item 9. Undertakings...........................................7

SIGNATURES ............................................................8

INDEX TO EXHIBITS

Exhibit 4.1 JOURNAL OF RADIOLOGY, INC. March 2012 Stock Option Plan, dated May 07, 2012 (filed herewith).

Exhibit 5.1     Opinion of Thompson Hine LLP

Exhibit 23.1    Consent of De Joya Griffith & Company, LLC

Exhibit 23.2    Consent of Thompson Hine LLP (included in Exhibit 5.1 hereto).


                    ________________________________________

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

In accordance with the Instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by
Part I of Form S-8 has been omitted from this registration statement on Form S-8.

Item 2. Registrant Information and Employee Program Annual Information.

The registrant will provide without charge to each person to whom a copy of a
Section 10(a) prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this registration statement by reference. The registrant will also make available without charge, upon oral or written request, other documents required to be delivered pursuant to Rule 428(b). Requests for such information should be directed to: JOURNAL OF RADIOLOGY, INC. 2230 Michigan Avenue, Santa Monica, California 90404 (310) 460-7303.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents are hereby incorporated by reference:

(a) The registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed on September 26, 2011, pursuant to Section 13(a)or 15(d) of the Securities Exchange Act of 1934, as amended
     (the "Exchange Act").

(b) The registrant's quarterly reports on Form 10-Q filed on November 14, 2011 and February 14, 2012.

(c) All other reports, proxy statements and information statements filed subsequent to the foregoing Form 10-K to pursuant to Section 13(a) of the Exchange Act.

Any statement contained in this registration statement, in a supplement to this registration statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed supplement to this registration statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. All information appearing in this registration statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

None.

                                        4
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Item 6. Indemnification of Directors and Officers.

The amended and restated bylaws of the Registrant provide that (i) the Registrant shall indemnify, to the fullest extent permitted by the Nevada General Corporation Law, or Nevada law, each person who is or was a director, officer, employee, or other agent of the Registrant; and (ii) the Registrant may also indemnify any such person who serves or served any other enterprise at the request of the Registrant. The Registrant's amended and restated bylaws also provide that expenses incurred in defending any action, suit, or proceeding by any person who the Registrant is required to indemnify shall be paid or reimbursed promptly upon receipt by the Registrant of an undertaking of such person to repay such expenses if it should ultimately be determined that such person was not entitled to be indemnified by the Registrant.

The amended and restated bylaws of the Registrant also permit the Registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or other agent of the Registrant against any liability asserted against or incurred by such person arising out of his or her status as such, regardless of whether the Registrant's amended and restated bylaws would otherwise permit indemnification for that liability.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee, or agent of the corporation, or of another entity for which such person is or was serving in such capacity at the request of the corporation, who is or was a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of corporation, however, no indemnification may be made for any claim, issue, or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Subsection 3 of Section 78.7502 of the Nevada Revised Statutes further provides that, to the extent a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue, or matter therein, the corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

                                       5
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Section 78.751 of the Nevada Revised Statutes provides that unless discretionary indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders; by a majority vote of a quorum of the board of directors who were not parties to the action, suit, or proceeding; or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws, or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

In addition, the Registrant has entered into indemnity agreements that require the Registrant to indemnify the directors and officers of the Registrant against expenses and certain other liabilities arising out of their conduct on behalf of the Registrant to the maximum extent and under all circumstances permitted by law. The Registrant intends to enter into a similar agreement with its future directors and officers.

The foregoing is only a general summary of certain aspects of Nevada law and the Registrant's amended and restated bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the Nevada General Corporation Law and the Registrant's amended and restated bylaws.

Item 7. Exemption From Registration Claimed.

Not Applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this registration statement.

Exhibit No.             Description

4.1            JOURNAL OF RADIOLOGY, INC. March 2012  Stock Option Plan, dated
                May 07, 2012 (filed herewith).

5.1             Opinion of Thompson Hine LLP


23.1            Consent of De Joya Griffith & Company, LLC

23.2            Consent of Thompson Hine LLP (included in Exhibit 5.1 hereto).

                                       6
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Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act.

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (a)(1)(i) and
              (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
              Section 15(d) of the Exchange Act that are incorporated by reference into this registration statement.

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Act of 1933 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                        7
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                                       SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, Country of United States of America, on the 8th day of May, 2012.

                                           JOURNAL OF RADIOLOGY, INC.

                                           By /s/ Aaron Shrira
                                           ---------------------------
                                           Aaron Shrira
                                           Principal Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                       TITLE                                   DATE


By:/s/ Aaron Shrira    President, Chief Executive Officer       May 8, 2012
--------------------   Chairman and Director
  Aaron Shrira


By:/s/ Elana Shrira    Chief Financial Officer, Director        May 8, 2012
--------------------
  Elana Shrira


                                        8
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